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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the following Registration Statements:

    (1)
    Registration Statement (Form S-3 No. 333-179874) of Simon Property Group, Inc.;

    (2)
    Registration Statement (Form S-4 No. 333-118427) of Simon Property Group, Inc;

    (3)
    Registration Statements (Form S-8 Nos. 333-64313, 333-101185 and 333-183213) pertaining to the Simon Property Group 1998 Stock Incentive Plan;

    (4)
    Registration Statement (Form S-8 No. 333-82471) pertaining to the Simon Property Group and Adopting Entities Matching Savings Plan; and

    (5)
    Registration Statement (Form S-8 No. 333-63919) pertaining to the Corporate Property Investors, Inc. and Corporate Realty Consultants, Inc. Employee Share Purchase Plan;

of our reports dated February 27, 2014 with respect to the consolidated financial statements and schedule of Simon Property Group, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Simon Property Group, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Simon Property Group, Inc. for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana February 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm